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                                                                   Exhibit 10.54

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of November 7, 2000 by and between Eagle-Picher Industries, Inc. ("Company") and Andries Ruijssenaars ("Executive").

                                    RECITALS:


A. It is recognized that Executive has made, and will continue to make, invaluable contributions to the Company, through his devotion, his skills and years of experience, his administrative and management abilities and his stature in the industry and business community.


B. The Company and Executive desire to set forth in this Agreement their agreements and understandings concerning the employment of Executive. Therefore, in consideration of the mutual obligations and benefits set forth herein, the parties agree as follows:

                                     TERMS:

1.       POSITION

         For the term of this Agreement, the Company agrees to employ Executive solely as its President and Chief Executive Officer.

2.       TERM

         The term of this Agreement shall begin on the date of execution of this Agreement and shall terminate on the date Executive attains the age of sixty-two (62) years, unless terminated sooner in accordance with
         Section 6 of this Agreement.

3.       DUTIES AND RESPONSIBILITIES OF EXECUTIVE

         In his capacity as President and Chief Executive Officer, Executive shall be responsible for all aspects of the day-to-day administration and operation of Company, and agrees to devote substantially all of his business time, energy, skill and best efforts to such duties. Executive is, and shall remain, committed to the implementation of the strategic plan devised by Company, as it currently exists and as it may change from time-to-time throughout the term of this Agreement.

4.       DUTIES AND RESPONSIBILITIES OF COMPANY

         The Company, and its Board of Directors ("Board"), to maximize the value of the Company, shall fully support Executive in the execution and implementation of the strategic plan by granting Executive full power and standing as President and Chief Executive Officer.

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5.       COMPENSATION AND BENEFITS

         The Company shall provide the following compensation and benefits to Executive during the term of this Agreement.

                  A.       BASE SALARY.

                  For each fiscal year during the term of this Agreement, the Company shall pay or cause to be paid to Executive an annual base salary ("base salary") equal to or greater than his base salary for the immediately preceding fiscal year. Annual adjustments in Executive's compensation will be made in accordance with Company policies concerning executive compensation.

                  B.       DISCRETIONARY BONUS

                           In addition to the base salary, Executive shall be
                  entitled to receive a discretionary annual cash bonus ("bonus") based on the performance of the Company and Executive, the amount of which, if any, shall be determined solely by the Board (or a committee thereof).

                  C.       MISCELLANEOUS BENEFITS AND EXPENSES.

                  i) Executive shall be entitled to participate in all current executive benefit plans available to executive employees of the Company, including, but not limited to the Supplemental Executive Retirement Plan, as amended May 3, 1995 ("SERP"), and he shall be entitled to participate in any other executive benefit plans as may be authorized and adopted by the Company, subject to the eligibility and participation requirements of those plans.

                                    ii) The Company will pay or reimburse
                           Executive, in accordance with applicable Company policies, for all travel, entertainment, club dues, cell phone and other business expenses that are reasonably related to the performance of his duties.

                                    iii) The Company will provide Executive with
                           no less than four (4) weeks paid vacation in each calendar year.

                                    iv) The Company will provide Executive with
                           an automobile, paid for by Company, for use in the performance of his services under this Agreement, in a manner substantially consistent with past practices. At the time of termination of this Agreement, Executive, at his option, shall be entitled to purchase his then current automobile for a price agreed upon by the parties or the lease buy-out price.

                                    v) The Company will continue to provide
                           Executive with any other benefits which Executive has received in the twelve month period prior to the effective date of this Agreement. The Company will further provide or offer to

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                           Executive any additional or new benefits, which are
                           provided to those other executives of the Company covered by the SERP, subsequent to the effective date of this Agreement.

6.       TERMINATION

         This Agreement may be terminated only in accordance with the following procedures:

                  A.       AUTOMATIC TERMINATION.

                  This Agreement shall terminate automatically upon Executive's death.

                  B.       TERMINATION BY COMPANY FOR CAUSE.

                  The Company may terminate this Employment Agreement immediately upon the occurrence of any of the following events:

                                    i)   Executive's conviction of a felony; or

                                    ii)  Executive's commission of a fraud upon
                                         the Company; or

                                    iii) Executive's willful failure or willful
                           refusal to perform job duties in material respects (other than by reason of death or disability), which continues uncorrected for a period of thirty (30) days after receipt by Executive of written notice from the Board stating with specificity the nature of such willful failure or refusal.

                  C.       TERMINATION BY COMPANY.

                  The Company also may terminate this Agreement for any reason not covered in Subsection B, of this Section, at any time. In the event of termination under this Section 6, Subsection C, the Company shall be obligated to provide severance as set forth in Section 7 below.

                  D.       TERMINATION BY EXECUTIVE.

                  Executive may terminate this Agreement at any time and for any reason by giving the Company six (6) months written notice. In such case, Executive will support and assist the Company in achieving a smooth transition and Company shall be obligated to provide severance as set forth in Section 7 below.

                  E.       CHANGE OF CONTROL OR POSITION.

                  In the event that the Company is sold to another person or entity or is merged or combined with another entity or in the event that Executive for any reason is moved from the positions of President and Chief Executive Officer, (collectively referred to as "the event"), Executive may immediately terminate this Agreement. No notice is

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                  required under this subsection and Company shall be
                  obligated to provide severance as set forth in Section 7 below.

7.       SEVERANCE

         In the event Executive's employment with the Company terminates for any reason specified in Section 6 above, other than in the case of termination for cause under Section 6, Subsection B, the Company immediately (but in no event more than ten (10) business days) shall pay to Executive, or his estate, in a lump sum, the equivalent of all base salary Executive otherwise would have received had he remained employed with Company throughout the duration of this Agreement. The parties expressly agree that such payment shall be considered and deemed "severance pay" for purposes of calculating Executive's "salary" and benefits as defined by and used in the SERP, or its successor plan(s) and any other pension plan of the Company and shall be included in the calculation of the "Final Average Monthly Salary" as defined by those plans.

8.       INDEMNIFICATION

         The Company will hold harmless and will indemnify Executive against all claims, expenses, liabilities, losses or costs (including attorneys fees) in connection with any actions, lawsuits or other proceedings, which are or may be brought or threatened against Executive or the Company, from the effective date of this Agreement forward, by reason of the fact that Executive was an employee, officer, director, or otherwise associated with the Company or because of any act or omission committed by Executive as an employee of the Company. The Company will further reimburse Executive for any attorneys fees or costs associated with any legal action to enforce the terms of this Agreement.

9.       ASSIGNMENT

         The rights and obligations created by this Agreement may not be assigned by either party without the prior written consent of the other party.

10.      SEVERABILITY

         Should any provision of this Agreement be held invalid or unenforceable, in whole or as applied in a particular situation, such determination shall not affect any other provision and all other provisions shall remain in full force and effect.

11.      WAIVER

         The failure of either party to this Agreement to insist on the performance of any of its terms or conditions or the waiver of any breach of any terms or conditions shall not constitute a waiver of any subsequent non-performance or breach.


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12.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

13.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding of the parties on the matters covered herein and supersedes any prior written or oral agreements. No modifications or amendments shall be valid or effective unless agreed to in writing and signed by the parties.


         IN WITNESS WHEREOF, the parties have entered into and executed this Agreement.


Witness:                               EXECUTIVE


Andries Ruijssenaars                   /s/ Andries Ruijenaars

                                       Date: November 7, 2000



Witness:                               EAGLE-PICHER INDUSTRIES, INC.


                                       By: /s/ Joel P. Wyler
----------------------------               Joel P. Wyler

                                       Chairman of the Board of Directors

                                       Date: November 7, 2000



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